                                                                    EXHIBIT 3.85


                       RESTATED ARTICLES OF INCORPORATION
                                       OF
                          SYNAGRO OF TEXAS - CDR, INC.


                                   ARTICLE ONE

       The name of the corporation is Synagro of Texas - CDR, Inc.

                                   ARTICLE TWO

       The period of its duration is perpetual.

                                  ARTICLE THREE

       The purpose for which the corporation is organized is to transact any and all lawful business for which corporations may be organized.

                                  ARTICLE FOUR

       The aggregate number of shares which the corporation shall have authority to issue is ONE MILLION (1,000,000) without par value.

                                  ARTICLE FIVE

       The corporation will not commence business until it has received for the issuance of its shares consideration of the value of ONE THOUSAND DOLLARS ($1,000).

                                   ARTICLE SIX

       The address of the corporation's registered office is 800 Brazos, Austin, Texas 78701, and the name of its registered agent at such address is Corporation Service Company.

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                                  ARTICLE SEVEN

       The number of Directors of the corporation shall be fixed by the by-laws.

       The number of Directors constituting the initial board of Directors is three (3), and the names and addresses of the persons who are to serve as Directors until their successors are elected and qualified are:

               NAME                            ADDRESS
         Gerald Runolfson                #1-1035 Richards Street
                                         Vancouver, British Columbia V6B3E4

         Don Couperthwaite               20515 S.H. 249, Suite 380
                                         Houston, Texas 77070

         Joan McKinney                   20515 S.H. 249, Suite 380
                                         Houston, Texas 77070


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